EXHIBIT 8.1

[Letterhead of McGuireWoods LLP]

July 8, 2014

Ferrellgas, L.P.

Ferrellgas Finance Corp.

7500 College Boulevard, Suite 1000

Overland Park, Kansas 66210

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Ferrellgas, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Finance Corp., a Delaware corporation, (the “Company,” and together with the Partnership, the “Issuers”), in connection with the preparation of:

(a) the Issuers’ Registration Statement on Form S-4 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended, (the “Securities Act”), related to the registration of the Issuers’ 6.75% Senior Notes due 2022 (the “Exchange Notes”), and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

Pursuant to the Registration Statement, the Issuers are offering to exchange (the “Exchange Offer”) up to $475,000,000 aggregate principal amount of the Exchange Notes for a like amount of their outstanding 6.75% Senior Notes due 2022 (the “Unregistered Notes”).

The Exchange Notes will be issued upon consummation of the Exchange Offer.  The Unregistered Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of November 4, 2013 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”).  This opinion letter is being furnished in connection with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)         the Registration Statement;

(b)         the Prospectus; and

(c)          the Indenture, including the form of global note for the Exchange Notes as attached thereto.

The documents referred to in clauses (a) through (c) above are referred to collectively as the “Subject Documents.”

In addition, we have examined and relied upon the following:

(i)                                     certificates from officers of the Ferrellgas, Inc., a Delaware corporation and general partner of the Partnership (the “General Partner”) certifying as to, among other things, (A) true and correct copies of the certificate of limited partnership and the limited partnership agreement of the Partnership; (B) true and correct copies of the certificate of incorporation and bylaws of the General Partner, (C) resolutions of the board of directors of the General Partner authorizing the Exchange Offer on behalf of the Partnership and (D) certain factual matters (the “General Partner Certificates”);

(ii)                                  certificates from officers of the Company certifying as to, among other things, (A) true and correct copies of the certificate of incorporation and the bylaws of the Company, (B) resolutions of the board of directors of the Company authorizing the Exchange Offer on behalf of the Company and (C) certain factual matters (the “Company Certificates”);

(iii)                               certificates dated July 2, 2014 issued by the Secretary of State of the State of Delaware, attesting to the limited partnership, corporate status and good standing of the Partnership and the Company, respectively, in the State of Delaware; and

(iv)                              originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, the following term has the meaning set forth below:

“Applicable Law” means the Internal Revenue Code of 1986, as amended, administrative and judicial decisions, opinions, rulings and interpretations and other applicable authorities, all as they are in effect and exist as of the date hereof and all of which remaining subject to change potentially with retroactive effect.

Assumptions Underlying Our Opinion

For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following.

(a)                                 Factual Matters.  To the extent that we have reviewed and relied upon (i) the General Partner Certificates and the Company Certificates and (ii) and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)                                 Signatures.  The signatures of individuals signing the Subject Documents are genuine and (other than those individuals signing on behalf of the Issuers) authorized.

(c)                                  Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies substantially conform to authentic original documents.

(d)                                 Legal Capacity of Certain Parties.  All parties to the Subject Documents are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Issuers or the General Partner as of the date hereof.  All individuals who have signed each Subject Document had the legal capacity to execute such Subject Document.

(e)                                  Authorization, Execution and Delivery of Subject Documents.  The Subject Documents and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Issuers or the General Partner.

(f)                                   Subject Documents Binding on Certain Parties.  The Subject Documents are valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Issuers or the General Partner.

(g)                                  Noncontravention.  Neither the consummation of the Exchange Offer or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Issuers or the General Partner and their respective organizational documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Issuers or the General Partner as to any Applicable Law or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Issuers and the General Partner as to the Subject Documents.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

The discussion in the Registration Statement under the caption “Material United States federal tax considerations” represents our opinion with respect to certain material United States federal tax consequences referred to therein, and the statements contained in the discussion are, insofar as they purport to be statements or summaries of Applicable Law, accurate in all material respects.  Such statements do not, however, purport to discuss all United States federal tax consequences and are limited to only those United States federal tax consequences specifically discussed therein and subject to the qualifications set forth therein.

Matters Excluded from Our Opinion

We express no opinion with respect to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as expressly stated herein.

Qualifications and Limitations Applicable to Our Opinion

Our opinion is limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to us in the Prospectus under the caption “Legal matters.”  In giving this consent, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.

The opinion set forth herein is made as of the date hereof, and we assume no obligation to supplement this opinion letter if any Applicable Laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinion expressed herein.  Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

/s/ McGuireWoods LLP